Item 6.                   TIFFANY & CO. AND SUBSIDIARIES
EXHIBIT 11        STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                                   (Unaudited)
                    (in thousands, except per share amounts)
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                                                                         For the
                                                              Three Months Ended
                                                                       April 30,
                                                            --------------------
                                                               1997         1996
                                                            -------      -------


PRIMARY EARNINGS PER SHARE:

Net earnings on which primary
   earnings per share are based                             $ 8,880      $ 5,077
                                                            =======      =======
Weighted average number of
 common shares                                               34,722       32,256

  Add:
    Weighted average effect of the
    exercise of stock options                                 1,189        1,144
                                                            -------      -------
Weighted average number of shares on
 which primary earnings are based                            35,911       33,400
                                                            =======      =======
Primary net earnings per common share                       $  0.25      $  0.15
                                                            =======      =======
FULLY DILUTED EARNINGS PER SHARE:

Net earnings on which primary earnings
  per share are based                                       $ 8,880      $ 5,077

  Add:
   Interest and fees on convertible
   subordinated debt, net of
   applicable income taxes                                        -          453
                                                            -------      -------
Net earnings on which fully diluted
  earnings per share are based                              $ 8,880      $ 5,530
                                                            =======      =======
Weighted average number of common
  shares on which fully diluted
  earnings per share are based                               34,722       33,610

   Add:
   Shares assumed upon conversion
   of convertible debt, using the
   "if converted" method                                      1,276        1,786
                                                            -------      -------
Weighted average number of shares
  used in calculating fully diluted
  earnings per share                                         35,998       35,396
                                                            =======      =======
Fully diluted net earnings per common share                 $  0.25      $  0.15
                                                            =======      =======

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                                     - 15-
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